      As filed with the Securities and Exchange Commission on July 1, 2002

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ---------------------


                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                              PHARMACIA CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                              43-0420020
   (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
   Incorporation or Organization)


         100 Route 206 North
             Peapack, NJ                              07977
   (Address of principal executive                 (Zip Code)
              offices)

                             Pharmacia Savings Plan
     (formerly known as the Pharmacia & Upjohn, Inc. Employee Savings Plan)

                            (Full title of the plans)

                             Don W. Schmitz, Esquire
             Vice President, Associate General Counsel and Secretary
                              Pharmacia Corporation
                               100 Route 206 North
                                Peapack, NJ 07977
                     (Name and address of agent for service)

                                  908-901-8000
          (Telephone number, including area code, or agent for service)


                             ---------------------

                         Copy of all communications to:
                             Robert J. Lichtenstein
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000


                                       I

                       DEREGISTRATION OF UNSOLD SECURITIES

         The Registration Statement on Form S-8 (Registration No. 333-34344) (the "Registration Statement") of Pharmacia Corporation ("Pharmacia") pertaining to 6,000,000 shares of common stock of Pharmacia to which this Post-Effective Amendment No. 1 relates, became effective on April 7, 2000.

In accordance with an undertaking made by Pharmacia in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Pharmacia hereby removes from registration the securities of Pharmacia registered but unsold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Peapack, New Jersey, on June 28, 2002.

                              PHARMACIA CORPORATION


                              By: /s/ Fred Hassan
                                  -----------------------------------
                                  Fred Hassan
                                  Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated as of June 28, 2002.

             Signature                                                     Capacity
             ---------                                                     --------
/s/ Fred Hassan
------------------------------------                        Director, Chairman and Chief Executive Officer
Fred Hassan

/s/ Christopher J. Coughlin                                 Executive Vice President and Chief Financial Officer
------------------------------------                        (Principal Financial Officer)
Christopher J. Coughlin

/s/ Robert G. Thompson                                      Senior Vice President and Controller
-------------------------------------                       (Principal Accounting Officer)
Robert G. Thompson

                                       II